UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 15, 2010

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2010, H.B. Fuller Company (the “Company”) held its annual meeting of shareholders in St. Paul, Minnesota (“Annual Meeting”). As of the record date, there were a total of 48,908,659 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 44,111,566 shares of Common Stock were represented in person or by proxy, therefore a quorum was present. The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for, against or withheld, and the number of abstentions with respect to each matter, as applicable.

(a)	Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified were as follows:

	For	Withhold
John C. van Roden, Jr.	28,408,991	12,730,513
Michele Volpi	31,101,614	10,037,890

There were 2,972,062 Broker Non-Votes for the directors.

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors for a term expiring at the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified.

(b)	Votes regarding ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending November 27, 2010, were as follows:

For	Against	Abstain
43,482,040	566,964	62,562

Based on the votes set forth above, the appointment of KPMG LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending November 27, 2010 was duly ratified by our shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

Date: April 20, 2010